SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 21, 2010
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 26, 2010, Evergreen Solar, Inc. (the “Registrant”) completed a private placement of $165,000,000 aggregate principal amount of its 13% Convertible Senior Secured Notes due 2015 (the “Notes”) to Piper Jaffray & Co. (the “Initial Purchaser”) who subsequently placed the Notes to investors in accordance with Rule 144A of the Securities Act of 1933, as amended. The Notes were issued pursuant to an indenture (the “Indenture”), dated as of April 26, 2010, among the Registrant, the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee.
The Registrant used a portion of the $159.1 million of net proceeds from this offering for the purchase of $124.5 million aggregate principal amount of its 4% Senior Convertible Notes due 2013. The Registrant intends to use the remainder of the net proceeds, approximately $75 million, for general corporate purposes, working capital and capital expenditures for further expansion of its manufacturing facility in China.
The Notes will bear interest at the rate of 13% per year, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2010. The Notes will mature on April 15, 2015 unless previously repurchased by the Registrant or converted in accordance with their terms prior to such date. If certain fundamental change transactions occur at any time prior to maturity or if certain conditions are not met prior to April 15, 2013, holders of the Notes may require the Registrant to repurchase their Notes in whole or in part for cash equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase.
The Notes are fully and unconditionally guaranteed on a senior secured basis by each of the Registrant’s existing and future direct and indirect wholly owned domestic subsidiaries, subject to certain exceptions. Pursuant to the terms of the Indenture, the Pledge and Security Agreement (the “Pledge and Security Agreement”), dated as of April 26, 2010, among the Registrant, the Guarantors and U.S. Bank National Association, as collateral agent, and the Collateral Trust Agreement (the “Collateral Trust Agreement”), dated as of April 26, 2010, among the Registrant, the Guarantors and U.S. Bank National Association, as collateral agent, the Notes and the guarantees are secured by a first-priority lien on substantially all of the assets owned by the Registrant and the Guarantors, subject to certain exceptions.
The Notes are convertible into shares of the Registrant’s common stock at an initial conversion rate of 525.2462 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $1.90 per share), subject to adjustment upon occurrence of certain events. The initial conversion price represents a conversion premium of approximately 52% relative to $1.25, which was the last reported sale price of the Registrant’s common stock on the Nasdaq Global Market on April 20, 2010.
The summary of the foregoing transactions is qualified in its entirety by reference to the text of the related agreements. Copies of the Indenture, the Pledge and Security Agreement and the Collateral Trust Agreement are attached as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and are incorporated herein by reference.
The Initial Purchaser and its affiliates from time to time have provided in the past and may provide in the future investment banking, commercial banking and other commercial services to the Registrant and its affiliates in the ordinary course of business.
U.S. Bank National Association has in the past provided and may from time to time in the future provide trustee, registrar, exchange agent, paying agent and other services to the Registrant
Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 21, 2010, the Registrant completed the sale of its one-third interest in Sovello AG to Ventizz Capital Fund IV, L.P. Net of payments received in connection with the sale, the Registrant paid approximately 2.5 million Euros to Sovello as part of the sale transaction in settlement of outstanding obligations. Upon the completion of the sale, Sovello’s banking syndicate released the Registrant from all of its obligations pursuant to the Undertaking dated October 6, 2008. In connection with the closing of the sale, the Registrant’s existing technology license agreements with Sovello were terminated and a new technology license agreement was entered into.

The unaudited pro forma consolidated balance sheet and consolidated statement of operations of the Registrant giving effect to the sale of the Registrant’s interests in Sovello AG are attached hereto as Exhibit 99.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See Item 1.01, which is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 with respect to the Notes and the conversion thereof for shares of the Registrant’s common stock is hereby incorporated herein by reference. The Notes and the shares of the Registrant’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act. The Registrant offered and sold the Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
Item 9.01. Financial Statements and Exhibits.
     (b) Pro Forma Financial Information.
The unaudited pro forma consolidated balance sheet and consolidated statement of operations of the Registrant giving effect to the sale of the Registrant’s interests in Sovello AG are attached hereto as Exhibit 99.1 and incorporated by reference herein.
     (d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 26, 2010, by and among Evergreen Solar, Inc., the Guarantors and U.S. Bank National Association, as Trustee

4.2	Pledge and Security Agreement, dated as of April 26, 2010, by and among Evergreen Solar, Inc., the Guarantors and U.S. Bank National Association, as Collateral Agent

4.3	Collateral Trust Agreement, dated as of April 26, 2010, by and among Evergreen Solar, Inc., the Guarantors and U.S. Bank National Association, as Collateral Agent

99.1	Unaudited pro forma financial information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary

Dated: April 27, 2010